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                                                                    EXHIBIT 23.2




The Board of Directors
American Medical Systems Holdings, Inc.:


We consent to incorporation by reference in the Form S-8 of American Medical Systems Holdings, Inc. of our report dated June 29, 1998, relating to the combined statements of operations and cash flows of American Medical Systems, a Business of Pfizer Inc., for the year ended December 31, 1997, which report appears in the registration statement (No.333-37488) on Form S-1 of American Medical Systems Holdings, Inc.


/s/ KPMG LLP


Minneapolis, Minnesota
August 10, 2000